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                              CONSULTING AGREEMENT

     THIS AGREEMENT, dated this 1st of January 1996, between DR. PATRICK C. KUNG, residing at 5 Joseph Comee Road, Lexington, Massachusetts 02173 (the "Consultant"), and T CELL SCIENCES, INC., with its headquarters at 115 Fourth Avenue, Needham, Massachusetts 02194 (the "Company").

     WHEREAS the Company wishes to retain the services of the Consultant as a consultant, to include the Consultant's service as Vice Chairman of the Company's Board of Directors (the "Board"), for the period and upon the terms and conditions hereinafter set forth; and

     WHEREAS the Consultant desires to consult with the Company in such capacity upon such terms and conditions;

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and the Consultant hereby agree to amend the Agreement as follows:

1. Consulting Duties.
   -----------------

The Consultant hereby agrees to consult exclusively with the Company in the following fields:

     (a) Actively contribute to the further development and advancement of TCAR products by assisting the Company in meeting its obligation in the Company's agreements with Astra AB, providing scientific counsel to the Company's scientists, and helping the Company evaluate competitive technologies and products;

     (b) Assist the Company's management in technical evaluation of new scientific and product opportunities in East Asia; and

     (c) Assist the Company and its subsidiary in establishing business contacts in Southeast Asia; and

     (d) Be an active member of the Company's Scientific Advisory Board and, provided he is duly nominated and elected, be an active Director of the Board.



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2.  Compensation and Expenses.
    -------------------------

In consideration for Consultant's services hereunder (including his services as Director of the Board):

     (a) The Company shall pay the Consultant a total of $2,500 per month, payable on a monthly basis.

     (b) During the term of this Agreement, the Company agrees to pay the costs of continuing medical and dental benefits elected by the Consultant under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

     (c) The Consultant shall be reimbursed by the Company for reasonable travel, lodging and meal expenses incurred by him in connection with performing his services hereunder in accordance with the Company's policy at the time.

     (d) The Company will furnish the Consultant with office space and secretarial and other services at the Company's Needham office reasonably commensurate with his position and work schedule at the Company.

     (e) The Consultant shall be eligible for non-employee Director stock option grants pursuant to the Company's Amended and Restated 1991 Stock Compensation Plan.

3.  Termination.
    -----------

     The term of this Agreement shall be for a period of twelve (12) months, subject to renewal by mutual agreement in writing. Either party shall have the right to terminate this Agreement at any time after giving three (3) months written notice. The provisions of Paragraphs 4 and 5 shall survive any termination or expiration of this Agreement.

4.  Confidentiality.
    ---------------

     (a) Consultant shall treat as confidential any proprietary, confidential or secret information relating to the business or interests of the Company, including, without limitation, its organizational structure, operations, business plans, technical projects, research data or results, inventions, trade secrets, customer lists or other work product developed by or for the Company whether on the premises of the Company or elsewhere ("Confidential Information"). Employee shall not disclose in any manner or in any forum or make use of in any way or manner any Confidential Information other


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          than in performing the services required of him under this Agreement or as required by law, without the prior written consent of the Company.

     (b) The provisions of this Paragraph 4 shall not apply to any proprietary, confidential or secret information which is, at the commencement of the Agreement or at some later date, publicly known under circumstances involving no breach of this Agreement or is lawfully and in good faith made available to Consultant without restrictions as to disclosure by a third party.

     (c) Any and all inventions and discoveries, whether or not patentable, which Consultant conceives or makes during term of this Agreement and any extensions thereof, and which are a direct result of work performed hereunder, shall be the sole and exclusive property of the Company. Consultant shall promptly execute any and all applications, assignments or other instruments which an officer of the Company or its Board shall deem necessary or useful in order to apply for and obtain Letters Patent in the United States and all foreign countries for said inventions and discoveries an in order to assign and convey to his employment by the Company the sole and exclusive right, title and interest in and to said patent inventions, discoveries, patent applications and patents thereon. The Company will bear the cost of preparation of all such patent applications and assignments, and the cost of prosecution of all such patent applications in the United States Patent Office and in the patent offices of foreign countries.

     (d) Consultant and the Company agree that any breach of this Paragraph 4 will cause the Company irreparable harm for which the Company will have no adequate remedy at law. As a result, the Company will be entitled to the issuance by an arbitrator or court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself restraining Consultant from committing or continuing in any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed to be a waiver of any right to assert a claim or remedy which the Company may have under this Agreement or otherwise at law or in equity.

     (e) The Company acknowledges that the Consultant is employed by Global Pharma Ltd. and that this Paragraph 4 is not intended to compromise Consultant's relationship with Global Pharma Ltd.

5. Limitation on Competition.
   -------------------------

     (a) For so long as Consultant is consulting with the Company and for a period of one year thereafter, Consultant shall not, without the prior written


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          consent of the Board of Directors, participate, engage, or be interested in, whether as a director, officer, employee, advisor, consultant, stockholder, partner, joint venturer, owner or in any other capacity, whether directly or indirectly, any business engaged in the development, production or sale of any products or services related to the T Cell Antigen Receptor, complement system or TRAx product technology.

     (b) During the term of this Agreement, and for a period of one year thereafter, Consultant shall not, directly or indirectly, solicit, raid, entice or otherwise induce any employee of the Company or any of its subsidiaries or affiliated companies to be employed by a competitor of the Company.

     (c) Consultant acknowledges that the foregoing restrictions are fair and reasonable and that his breach, or threatened or attempted breach, of any provision of this Paragraph 5 would cause irreparable harm to the Company no compensable in money damages, and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of this Paragraph 5 without being required to prove damages or furnish any bond or other security.

     (d) The Company agrees that the Consultant's employment by Global Pharma Ltd. does not apply to this Paragraph 5.

6. Miscellaneous
   -------------

     Enforceability.
     --------------

     If the provisions of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the greatest extent possible, or modified, to the extent allowable by law, in a manner which shall render it valid and enforceable and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof; no invalidity or unenforceability shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

     Notices.
     -------

     All notices which either party is required or permitted to give to the other shall be given by express, registered or certified mail, addressed to the address referred to above, or at such other place as a party may from time to time designate in writing, or by personal delivery.



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     Waivers.
     -------

     No waiver by either party of any breach or nonperformance of any provision or obligation of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

     Entire Agreement; Amendments.
     ----------------------------

     This instrument is the entire agreement of the parties with respect to the subject matter hereof and supersedes the Employment Agreement dated October 1, 1994 between the parties. This Agreement may not be amended, supplemented, canceled or discharged except by a written instrument executed by both of the parties hereto.

     Nonassignability.
     ----------------

     This Agreement and the rights and obligations hereunder are personal to the Company and Executive and are not assignable or transferable to any other person, firm or corporation.

     Governing Law.
     -------------

     This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within such state.

     IN WITNESS WHEREOF, the parties below have executed this Agreement effective as of the date set forth above.


DR. PATRICK C. KUNG                T CELL SCIENCES, INC.

By: /s/ Patrick C. Kung            By: /s/ Alan W. Tuck
    -------------------------          -------------------------------
                                           Alan W. Tuck
                                           President and
                                           Chief Executive Officer



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